Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2013 Third Quarter Results

2013 Third Quarter Dividend of $0.25 per Class A Share

NEW YORK, November 5, 2013 – Och-Ziff Capital Management Group LLC (NYSE: OZM) (the “Company” or “Och-Ziff”) today reported GAAP Net Income(1) of $24.9 million, or $0.16 per basic and $0.14 per diluted Class A Share, for the third quarter ended September 30, 2013. The Company also declared a $0.25 per share cash dividend on its Class A Shares for the 2013 third quarter.

Summary Highlights

•

Distributable Earnings of $130.3 million, or $0.27 per Adjusted Class A Share, for the 2013 third quarter, 111% higher than $61.7 million, or $0.14 per Adjusted Class A Share, for the 2012 third quarter.

•

Estimated assets under management of $38.5 billion as of November 1, 2013, which reflected cumulative performance-related appreciation of $3.5 billion and capital net inflows of approximately $2.4 billion from December 31, 2012.

•	Estimated year-to-date net returns through October 31, 2013 of the OZ Master Fund of 10.9%, the OZ Europe Master Fund of 10.1% and the OZ Asia Master Fund of 10.5%.

“During the third quarter and again in October, we generated strong performance with low volatility for our fund investors,” said Daniel S. Och, Chairman and Chief Executive Officer of Och-Ziff. “We extended the strong absolute returns we generated in the first half of this year, and the flexibility we have to move capital across our strategies and geographies to capitalize on investment opportunities globally was again evident.

“Pension funds and private banks remain the largest sources of our net inflows year-to-date, and we continue to experience strong interest from fund investors across our platforms. In addition to attracting new capital from our existing fund investors, we have made solid progress in establishing relationships with new investors. We believe that we are well-positioned to attract additional capital not only to our multi-strategy platforms, but also to our growing credit, real estate and long/short equity platforms.”

(1)	References to the Company’s GAAP Net Income (Loss) throughout this press release refer to the Company’s GAAP Net Income (Loss) Allocated to Class A Shareholders.

GAAP NET INCOME (LOSS) ALLOCATED TO CLASS A SHAREHOLDERS

For the 2013 third quarter, Och-Ziff reported GAAP Net Income of $24.9 million, or $0.16 per basic and $0.14 per diluted Class A Share, compared to a GAAP Net Loss of $127.5 million, or $0.89 per basic and diluted Class A Share, for the 2012 third quarter. For the first nine months of 2013, Och-Ziff reported GAAP Net Income of $55.9 million, or $0.36 per basic and diluted Class A Share, compared to a GAAP Net Loss of $366.5 million, or $2.58 per basic and diluted Class A Share, for the first nine months of 2012.

The year-over-year improvement in the Company’s GAAP results was driven by lower non-cash expenses associated with the Company’s reorganization (“reorganization expenses”). These reorganization expenses resulted from the Company’s initial public offering (“IPO”) in November 2007, as further discussed below. Higher incentive income and management fees also contributed to the improvement in both periods, as discussed in the “Economic Income Revenues (Non-GAAP)” section of this press release.

The Company’s GAAP results in the 2013 third quarter and first nine months were impacted by reorganization expenses of $4.0 million and $12.1 million, respectively, compared to $398.5 million and $1.2 billion, respectively, in the prior-year periods. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) that were issued to the limited partners of the Och-Ziff Operating Group at the time of the IPO in exchange for their pre-IPO interests in those subsidiaries. The primary driver of the year-over-year decline in these expenses was the completion of the vesting of substantially all of those Group A Units in November 2012. These Units generally vested annually over the five-year period from the time of the Company’s IPO through November 2012. The amortization of these expenses over the vesting period resulted in a GAAP Net Loss on an annual basis through the end of 2012. Vested Group A Units may be exchanged on a one-to-one basis for Class A Shares, subject to transfer restrictions and minimum retained ownership requirements.

Additionally, the Company’s GAAP results in the 2013 third quarter and first nine months were impacted by non-cash expenses of $36.4 million and $99.4 million, respectively, for equity-based compensation. These expenses primarily relate to Group A Units granted to executive managing directors subsequent to the IPO, as well as Class A Restricted Share Units (“RSUs”) granted to employees and executive managing directors. Each RSU represents the right to receive one Class A Share upon vesting.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of these non-GAAP measures, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2013 third quarter were $130.3 million, or $0.27 per Adjusted Class A Share, 111% higher than $61.7 million, or $0.14 per Adjusted Class A Share, for the 2012 third quarter. Distributable Earnings for the first nine months of 2013 were $344.7 million, or $0.72 per Adjusted Class A Share, 85% higher than $186.1 million, or $0.41 per Adjusted Class A Share, for the first nine months of 2012.

The year-over-year increase in Distributable Earnings for both periods was primarily due to higher incentive income and management fees, partially offset by increases in non-compensation expenses, compensation and benefits and Adjusted Income Taxes. See the “Economic Income (Non-GAAP)” section of this press release for a discussion of the drivers impacting the Company’s revenues and operating expenses.

Distributable Earnings is a non-GAAP measure. For reconciliations of Distributable Earnings to the respective GAAP Net Income (Loss) for the periods discussed above, please see Exhibits 2 and 3 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release, including the definitions of Distributable Earnings, Adjusted Income Taxes and Adjusted Class A Shares.

ASSETS UNDER MANAGEMENT

Assets under management by fund:

				% Change (1)
(dollars in billions)	September 30, 2013	December 31, 2012	September 30, 2012	Sep. 2013 vs. Dec. 2012	Sep. 2013 vs. Sep. 2012
Multi-strategy funds
OZ Master Fund	$23.5	$21.8	$21.4	8%	10%
OZ Europe Master Fund	1.5	2.0	2.0	-23%	-24%
OZ Asia Master Fund	1.3	1.4	1.4	-8%	-12%
Other multi-strategy funds	3.6	2.7	2.5	35%	46%
Credit funds	4.2	2.4	2.1	76%	103%
CLOs	2.1	1.0	0.5	116%	365%
Real estate funds	0.9	0.9	0.9	-4%	-3%
Other	0.7	0.4	0.5	39%	37%

Total	$37.8	$32.6	$31.3	16%	21%

(1)	Rounding differences may occur.

Year-to-date through September 30, 2013, assets under management totaled $37.8 billion, an increase of $5.2 billion, or 16%, from December 31, 2012, which was driven by performance-related appreciation of $3.1 billion and capital net inflows of $2.1 billion. These capital net inflows included $1.2 billion related to two CLOs that the Company closed in the 2013 first half.

During the month of September, the Company had approximately $78.4 million of intra-month capital net inflows, which are included in the $37.8 billion of assets under management as of September 30, 2013. Assets under management increased an additional $689.6 million since September 30, 2013, to an estimated $38.5 billion as of November 1, 2013. This increase reflected estimated performance-related appreciation of approximately $453.7 million in October and capital net inflows of approximately $235.9 million, which was comprised of approximately $50.0 million of net inflows on October 1, 2013 and $185.9 million of net inflows from October 2, 2013 to November 1, 2013.

INVESTMENT PERFORMANCE

For the first nine months of 2013, performance was driven primarily by the funds’ long/short equity special situations and credit-related strategies.

Net returns by fund(1):

	2013
	July	August	September	3Q	YTD Sept.
OZ Master Fund	1.07%	0.07%	1.91%	3.07%	9.74%
OZ Europe Master Fund	1.67%	-0.45%	1.53%	2.76%	7.84%
OZ Asia Master Fund	-0.51%	0.31%	1.54%	1.34%	9.96%

(1)	Please see important disclosures on Exhibit 7 that accompanies this press release.

ECONOMIC INCOME (NON-GAAP)

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes certain adjustments that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating operating performance in any given period.

For reconciliations of Economic Income and its components to the respective GAAP measures, please see Exhibits 2 through 5 that accompany this press release. Additionally, please see the discussion of “Non-GAAP Financial Measures” at the end of this press release.

Economic Income Revenues (Non-GAAP)

Economic Income revenues for the 2013 third quarter were $210.7 million, increasing 62% from $130.4 million for the 2012 third quarter. Management fees were $138.2 million, 13% higher than management fees of $122.0 million for the prior-year period. Incentive income was $72.3 million, compared to $8.1 million for the prior-year period.

Economic Income revenues for the first nine months of 2013 were $597.3 million, up 52% from $391.7 million for the first nine months of 2012. Management fees were $399.4 million, 10% higher than management fees of $363.1 million for the prior-year period. Incentive income was $196.5 million, compared to $27.7 million for the prior-year period.

The year-over-year increase in Economic Income revenues for the quarter-to-date period was primarily due to higher incentive income, driven primarily by the crystallization of incentive income on a portion of the Company’s multi-strategy assets under management for which the three-year performance measurement period expired during the 2013 third quarter. Also contributing to the increase for the quarter-to-date period was higher incentive income related to fund investor redemptions and increased management fees resulting from the year-over-year growth in assets under management.

The average management fee rate was 1.50% for the 2013 third quarter, lower than the 1.62% for the 2012 third quarter. This decline was due primarily to an increase in assets under management in the Company’s dedicated credit platforms and CLOs, which earn lower management fees as is reflective of the market for these products.

The year-over-year increase in Economic Income revenues for the year-to-date period through September 30, 2013 was primarily due to higher incentive income. This increase was principally attributable to two drivers. First, and the most significant of these drivers, was the crystallization of incentive income on certain of the Company’s credit assets due to the restructuring of the terms and the expansion of a relationship with an existing investor during the 2013 first quarter. The second driver was the crystallization of incentive income on a portion of the Company’s multi-strategy assets under management for which the three-year performance measurement period expired during the year-to-date period. Also contributing to the increase for the year-to-date period was higher incentive income related to fund investor redemptions and increased management fees resulting from the year-over-year growth in assets under management.

The average management fee rate was 1.53% for the first nine months of 2013, lower than the average of 1.65% for the first nine months of 2012 due primarily to an increase in assets under management in the Company’s dedicated credit platforms and CLOs, as discussed above.

Compensation and Benefits (Non-GAAP)

Compensation and benefits for the 2013 third quarter totaled $27.5 million, up 18% from compensation and benefits of $23.3 million for the 2012 third quarter. Salaries and benefits totaled $22.9 million, 14% higher than salaries and benefits of $20.2 million in the prior-year period, due primarily to the Company’s hiring activities globally.

Compensation and benefits for the first nine months of 2013 totaled $76.3 million, up 16% from compensation and benefits of $66.0 million for the first nine months of 2012. Salaries and benefits totaled $66.1 million, 12% higher than salaries and benefits of $59.0 million in the prior-year period, due primarily to the Company’s hiring activities globally.

The ratio of salaries and benefits to management fees was 17% in the 2013 third quarter and first nine months of 2013, respectively, compared to 17% in the 2012 third quarter and 16% in the first nine months of 2012. The increase in the ratio for the 2013 year-to-date period was due to salaries and benefits growing at a faster rate than management fees.

Non-Compensation Expenses (Non-GAAP)

Non-compensation expenses for the 2013 third quarter totaled $29.1 million, up 14% from non-compensation expenses of $25.6 million for the 2012 third quarter. Non-compensation expenses for the first nine months of 2013 totaled $93.9 million, up 28% from non-compensation expenses of $73.3 million for the prior-year period. The increase in non-compensation expenses for both periods was driven primarily by higher professional services fees and information processing and communication expenses. Also contributing to the increase in the year-to-date period were higher occupancy and equipment costs.

The ratio of non-compensation expenses to management fees was 21% in the 2013 third quarter and 24% in first nine months of 2013, compared to 21% in the 2012 third quarter and 20% in the first the nine months of 2012. The increase in the ratio for the 2013 year-to-date period was due to non-compensation expenses growing at a faster rate than management fees.

Economic Income (Non-GAAP)

Economic Income for the 2013 third quarter was $154.2 million, up 90% from Economic Income of $81.3 million in the 2012 third quarter. Economic Income for the first nine months of 2013 was $426.9 million, up 70% from Economic Income of $251.2 million in the first nine months of 2012.

The year-over-year increase in Economic Income for both periods was principally driven by higher incentive income and management fees, partially offset by increases in non-compensation expenses and compensation and benefits.

CAPITAL

As of September 30, 2013, the number of Class A Shares outstanding was 159,554,643. For purposes of calculating Distributable Earnings per Share, the Company assumes that all the interests held by its executive managing directors and Ziff Investors Partnership, L.P. II and certain of its affiliates and control persons (the “Ziffs”) in the Och-Ziff Operating Group (collectively, “Partner Units”), as well as RSUs outstanding during the applicable period, have been converted on a one-to-one basis into Class A Shares (“Adjusted Class A Shares”). For the third quarter and first nine months ended September 30, 2013, the total weighted-average Adjusted Class A Shares outstanding were 484,414,534 and 480,980,273, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2013 third-quarter dividend of $0.25 per Class A Share. The dividend is payable on November 22, 2013 to holders of record as of the close of business on November 15, 2013.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2013 third-quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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The Company will host a conference call today, November 5, 2013, at 8:30 a.m. Eastern Time to discuss its 2013 third-quarter results. The call will be open to the public and can be accessed by dialing +1-888-713-4205 (callers inside the U.S.) or +1-617-213-4862 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call and the passcode will be 61092241. A simultaneous webcast of the call will be available to the public on a listen-only basis through the Class A Shareholders section of the Company’s website (www.ozcap.com).

For those unable to listen to the live broadcast, a replay will be available by dialing +1-888-286-8010 (callers inside the U.S.) or +1-617-801-6888 (callers outside the U.S.), passcode 33229622, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the Company’s website as noted above.

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Non-GAAP Financial Measures

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s only reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for the Company equals the sum of Economic Income for the Och-Ziff Funds segment and the Company’s Other Operations.

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which provides asset management services to its multi-strategy funds, credit funds, CLOs and other alternative investment vehicles. The Company’s Other Operations are primarily comprised of its real estate business, which provides asset management services to its real estate funds.

The Company’s non-GAAP measures should not be considered as alternatives to the Company’s GAAP Net Income (Loss) or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. The Company’s non-GAAP measures may not be comparable to similarly titled measures used by other companies.

For reconciliations of the Company’s non-GAAP measures to the most directly comparable GAAP measures, please see Exhibits 2 through 5 that accompany this press release.

Economic Income

In addition to analyzing the Company’s results on a GAAP basis, management also reviews the Company’s results on an “Economic Income” basis. Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management, therefore, uses Economic Income as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s results on a GAAP basis:

•

Income allocations to the Company’s executive managing directors and the Ziffs on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.

•

Reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses to be reflective of operating performance.

•	Changes in the tax receivable agreement liability and net gains (losses) on investments in Och-Ziff funds, as management does not consider these items to be reflective of operating performance.

•

Amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total assets under management and fund performance.

In addition, expenses related to compensation arrangements based on fund investment performance are recognized at the end of the relevant measurement period (generally in the fourth quarter of each year), as management determines the total amount of compensation under these arrangements once the investment performance of the relevant fund over the applicable performance measurement period is known.

As a result of the adjustments described above, as well as an adjustment to present management fees net of recurring placement and related service fees (rather than considering these fees an expense), management fees, incentive income, compensation and benefits, non-compensation expenses and net income (loss) allocated to noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures.

Distributable Earnings

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis, and include the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the Company’s executive managing directors and the Ziffs, including the Group A Units and Group D Units. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares.

Management believes Distributable Earnings provides useful information to investors because it uses Distributable Earnings, among other financial information, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s executive managing directors and the Ziffs with respect to their Partner Units.

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Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current views with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve,” “see,” “think,” “position” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical information and on the Company’s current plans, estimates and expectations. The inclusion of this or any other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including Euro-zone sovereign debt issues; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the conditions impacting the alternative asset management industry; the Company’s ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company’s ability to retain its executive managing directors, managing directors and other investment professionals; the Company’s successful formulation and execution of its business and growth strategies; the Company’s ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to the Company’s business; and assumptions relating to the Company’s operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 28, 2013. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The Company does not undertake to update any forward-looking statement, because of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the largest institutional alternative asset managers in the world with offices in New York, London, Hong Kong, Mumbai, Beijing and Dubai. Och-Ziff provides asset management services to institutional investors globally through its multi-strategy funds, credit funds, CLOs, real estate funds and other alternative investment vehicles. Och-Ziff seeks to generate consistent, positive, absolute returns across market cycles, with low volatility compared to the broader markets, and with an emphasis on preservation of capital. Och-Ziff’s funds invest across multiple strategies and geographies, consistent with the investment objectives for each fund. The global investment strategies Och-Ziff employs include convertible and derivative arbitrage, corporate credit, long/short equity special situations, merger arbitrage, private investments and structured credit. As of November 1, 2013, Och-Ziff had approximately $38.5 billion in assets under management. For more information, please visit Och-Ziff’s website (www.ozcap.com).

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

+1-212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

George Sard or Jonathan Gasthalter

Sard Verbinnen & Co

+1-212-687-8080

EXHIBIT 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Comprehensive Income (Loss) (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues
Management fees	$143,518	$125,896	$413,427	$375,470
Incentive income	72,338	8,081	195,403	27,716
Other revenues	203	291	1,386	875
Income of consolidated Och-Ziff funds	40,812	33,705	124,861	83,258

Total Revenues	256,871	167,973	735,077	487,319

Expenses
Compensation and benefits	68,238	44,934	188,936	127,125
Reorganization expenses	4,022	398,503	12,064	1,195,335
Interest expense	1,827	1,793	5,292	4,248
General, administrative and other	36,387	30,642	115,983	91,842
Expenses of consolidated Och-Ziff funds	4,296	2,268	12,158	7,319

Total Expenses	114,770	478,140	334,433	1,425,869

Other Income
Net gains on investments in Och-Ziff funds and joint ventures	531	317	1,253	29
Change in deferred income of consolidated Och-Ziff funds	(12,942)	(16,450)	(51,242)	(38,877)
Net gains of consolidated Och-Ziff funds	30,733	56,286	169,750	141,562

Total Other Income	18,322	40,153	119,761	102,714

Income (Loss) before Income Taxes	160,423	(270,014)	520,405	(835,836)
Income taxes	14,786	19,127	49,803	46,022

Consolidated Net Income (Loss)	145,637	(289,141)	470,602	(881,858)

Other Comprehensive Income, Net of Tax
Foreign currency translation adjustment	—	—	—	229

Total Comprehensive Income (Loss)	$145,637	$(289,141)	$470,602	$(881,629)

Allocation of Consolidated Net Income (Loss)
Class A Shareholders	$24,895	$(127,509)	$55,861	$(366,495)
Noncontrolling interests	120,742	(161,632)	414,741	(515,363)

	$145,637	$(289,141)	$470,602	$(881,858)

Allocation of Total Comprehensive Income (Loss)
Class A Shareholders	$24,895	$(127,509)	$55,861	$(366,446)
Noncontrolling interests	120,742	(161,632)	414,741	(515,183)

	$145,637	$(289,141)	$470,602	$(881,629)

Earnings (Loss) Per Class A Share
Basic	$0.16	$(0.89)	$0.36	$(2.58)

Diluted	$0.14	$(0.89)	$0.36	$(2.58)

Weighted-Average Class A Shares Outstanding
Basic	156,752,496	143,477,776	153,160,992	142,036,892

Diluted	475,281,312	143,477,776	156,667,500	142,036,892

EXHIBIT 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$24,274	$621	$24,895	$(128,661)	$1,152	$(127,509)
Net income (loss) allocated to the Och-Ziff Operating Group A Units	69,089	—	69,089	(231,234)	—	(231,234)
Equity-based compensation	36,389	—	36,389	16,200	19	16,219
Income taxes	14,786	—	14,786	19,126	1	19,127
Adjustment for expenses related to compensation arrangements based on fund investment performance	4,324	—	4,324	3,643	—	3,643
Reorganization expenses	4,022	—	4,022	398,503	—	398,503
Depreciation and amortization	1,833	189	2,022	2,217	189	2,406
Allocations to Och-Ziff Operating Group D Units	—	—	—	1,812	—	1,812
Changes in tax receivable agreement liability	(1,071)	—	(1,071)	(1,519)	—	(1,519)
Other	(111)	(124)	(235)	(45)	(117)	(162)

Economic Income—Non-GAAP	$153,535	$686	154,221	$80,042	$1,244	81,286

Adjusted Income Taxes—Non-GAAP(1)			(23,957)			(19,613)

Distributable Earnings—Non-GAAP			$130,264			$61,673

Weighted-Average Class A Shares Outstanding			156,752,496			143,477,776
Weighted-Average Partner Units			313,251,327			302,566,624
Weighted-Average Class A Restricted Share Units (RSUs)			14,410,711			8,459,279

Weighted-Average Adjusted Class A Shares			484,414,534			454,503,679

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.27			$0.14

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands, except per share amounts)

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Net income (loss) allocated to Class A Shareholders—GAAP	$53,146	$2,715	$55,861	$(368,727)	$2,232	$(366,495)
Net income (loss) allocated to the Och-Ziff Operating Group A Units	192,362	—	192,362	(689,883)	—	(689,883)
Equity-based compensation	99,426	—	99,426	50,236	58	50,294
Income taxes	49,803	—	49,803	46,013	9	46,022
Reorganization expenses	12,064	—	12,064	1,195,335	—	1,195,335
Adjustment for expenses related to compensation arrangements based on fund investment performance	7,603	—	7,603	6,608	—	6,608
Depreciation and amortization	5,784	560	6,344	6,523	562	7,085
Allocations to Och-Ziff Operating Group D Units	5,590	—	5,590	4,244	—	4,244
Changes in tax receivable agreement liability	(1,054)	—	(1,054)	(1,570)	—	(1,570)
Other	(263)	(788)	(1,051)	(88)	(397)	(485)

Economic Income—Non-GAAP	$424,461	$2,487	426,948	$248,691	$2,464	251,155

Adjusted Income Taxes—Non-GAAP(1)			(82,291)			(65,023)

Distributable Earnings—Non-GAAP			$344,657			$186,132

Weighted-Average Class A Shares Outstanding			153,160,992			142,036,892
Weighted-Average Partner Units			314,731,925			303,819,425
Weighted-Average Class A Restricted Share Units (RSUs)			13,087,356			8,176,044

Weighted-Average Adjusted Class A Shares			480,980,273			454,032,361

Distributable Earnings Per Adjusted Class A Share—Non-GAAP			$0.72			$0.41

(1)	Presents an estimate of income tax expense by assuming the conversion of all Partner Units into Class A Shares, on a one-to-one basis, as well as the impact of payments under the tax receivable agreement. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the Partner Units is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

EXHIBIT 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$140,833	$2,685	$143,518	$122,973	$2,923	$125,896
Adjustment to management fees(1)	(5,347)	—	(5,347)	(3,886)	—	(3,886)

Management Fees—Economic Income Basis—Non-GAAP	135,486	2,685	138,171	119,087	2,923	122,010

Incentive income(2)	72,338	—	72,338	8,081	—	8,081
Other revenues(2)	197	6	203	289	2	291

Total Revenues—Economic Income Basis—Non-GAAP	$208,021	$2,691	$210,712	$127,457	$2,925	$130,382

Compensation and benefits—GAAP	$67,133	$1,105	$68,238	$43,976	$958	$44,934
Adjustment to compensation and benefits(3)	(40,713)	—	(40,713)	(21,654)	(19)	(21,673)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$26,420	$1,105	$27,525	$22,322	$939	$23,261

Interest expense and general, administrative and other expenses—GAAP	$37,438	$776	$38,214	$32,006	$429	$32,435
Adjustment to interest expense and general, administrative and other expenses(4)	(8,953)	(190)	(9,143)	(6,654)	(189)	(6,843)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$28,485	$586	$29,071	$25,352	$240	$25,592

Net gains on investments in Och-Ziff funds and joint ventures—GAAP	$531	$—	$531	$317	$—	$317
Adjustment to net gains on investments in Och-Ziff funds and joint ventures(5)	(111)	—	(111)	(59)	—	(59)

Net Gains on Joint Ventures—GAAP(6)	$420	$—	$420	$258	$—	$258

Net income (loss) allocated to noncontrolling interests—GAAP	$89,369	$31,373	$120,742	$(187,039)	$25,407	$(161,632)
Adjustment to net income (loss) allocated to noncontrolling interests(7)	(89,368)	(31,059)	(120,427)	187,038	(24,905)	162,133

Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$1	$314	$315	$(1)	$502	$501

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items are presented.
(3)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Further, expenses related to compensation arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period (generally in the fourth quarter of each year), as management determines the total amount of compensation under these arrangements once the investment performance of the relevant fund over the applicable performance measurement period is known. Allocations to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.
(4)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(5)	Adjustment to exclude net gains on investments in Och-Ziff funds, as management does not consider these gains to be reflective of the operating performance of the Company.
(6)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(7)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Components of Economic Income and Reconciliation of These Non-GAAP Measures to the Respective GAAP Measures (Unaudited)

(dollars in thousands)

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	Och-Ziff Funds Segment	Other Operations	Total Company	Och-Ziff Funds Segment	Other Operations	Total Company
Management fees—GAAP	$405,202	$8,225	$413,427	$367,801	$7,669	$375,470
Adjustment to management fees(1)	(14,003)	—	(14,003)	(12,359)	—	(12,359)

Management Fees—Economic Income Basis—Non-GAAP	391,199	8,225	399,424	355,442	7,669	363,111

Incentive income—GAAP	195,403	—	195,403	27,716	—	27,716
Adjustment to incentive income(2)	1,114	—	1,114	—	—	—

Incentive Income—Economic Income Basis—Non-GAAP	196,517	—	196,517	27,716	—	27,716

Other revenues(3)	1,373	13	1,386	770	105	875

Total Revenues—Economic Income Basis—Non-GAAP	$589,089	$8,238	$597,327	$383,928	$7,774	$391,702

Compensation and benefits—GAAP	$185,685	$3,251	$188,936	$124,211	$2,914	$127,125
Adjustment to compensation and benefits(4)	(112,619)	—	(112,619)	(61,088)	(58)	(61,146)

Compensation and Benefits—Economic Income Basis—Non-GAAP	$73,066	$3,251	$76,317	$63,123	$2,856	$65,979

Interest expense and general, administrative and other expenses—GAAP	$119,318	$1,957	$121,275	$94,362	$1,728	$96,090
Adjustment to interest expense and general, administrative and other expenses(5)	(26,789)	(560)	(27,349)	(22,210)	(562)	(22,772)

Non-Compensation Expenses—Economic Income Basis—Non-GAAP	$92,529	$1,397	$93,926	$72,152	$1,166	$73,318

Net gains (losses) on investments in Och-Ziff funds and joint ventures—GAAP	$1,253	$—	$1,253	$140	$(111)	$29
Adjustment to net gains (losses) on investments in Och-Ziff funds and joint ventures(6)	(293)	—	(293)	(103)	—	(103)

Net Gains (Losses) on Joint Ventures—GAAP(7)	$960	$—	$960	$37	$(111)	$(74)

Net income (loss) allocated to noncontrolling interests—GAAP	$274,043	$140,698	$414,741	$(610,998)	$95,635	$(515,363)
Adjustment to net income (loss) allocated to noncontrolling interests(8)	(274,050)	(139,595)	(413,645)	610,997	(94,458)	516,539

Net Income (Loss) Allocated to Noncontrolling Interests—Economic Income Basis—Non-GAAP	$(7)	$1,103	$1,096	$(1)	$1,177	$1,176

(1)	Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated Och-Ziff funds is also removed.
(2)	Adjustment to exclude the impact of eliminations related to the consolidated Och-Ziff funds.
(3)	These items are presented on a GAAP basis, accordingly no adjustment to or reconciliation of these items are presented.
(4)	Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. Further, expenses related to compensation arrangements based on fund investment performance are recognized at the end of the relevant performance measurement period (generally in the fourth quarter of each year), as management determines the total amount of compensation under these arrangements once the investment performance of the relevant fund over the applicable performance measurement period is known. Allocations to the Och-Ziff Operating Group D Units are also excluded, as management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations.
(5)	Adjustment to exclude depreciation, amortization and changes in the tax receivable agreement liability, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense.
(6)	Adjustment to exclude net gains (losses) on investments in Och-Ziff funds, as management does not consider these gains (losses) to be reflective of the operating performance of the Company.
(7)	Represents the net gains (losses) on joint ventures established to expand certain of the Company’s private investments platforms.
(8)	Adjustment to exclude amounts allocated to the executive managing directors and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the operating performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, the impact of the consolidated Och-Ziff funds, including the allocation of earnings (losses) to investors in those funds, is also removed.

EXHIBIT 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended September 30,	Nine Months Ended September 30,	Year Ended December 31,
	2013	2013	2012	2011	2010
Total Assets Under Management(1)
Beginning of period balance	$36,567	$32,604	$28,766	$27,935	$23,080
Net flows	161	2,147	480	1,116	2,693
Appreciation (depreciation)(2)	1,080	3,057	3,358	(285)	2,162

End of Period Balance	$37,808	$37,808	$32,604	$28,766	$27,935

Assets Under Management by Fund(1)
OZ Master Fund		$23,495	$21,780	$20,198	$19,625
OZ Europe Master Fund		1,504	1,961	2,272	2,958
OZ Asia Master Fund		1,275	1,394	1,620	1,535

Net Returns(3)
OZ Master Fund	3.1%	9.7%	11.6%	-0.5%	8.5%
OZ Europe Master Fund	2.8%	7.8%	8.6%	-4.9%	7.5%
OZ Asia Master Fund	1.3%	10.0%	7.0%	-3.8%	9.9%

Past performance is no indication or guarantee of future results.

(1)	Includes amounts invested by the Company, its executive managing directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product.
(3)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.

EXHIBIT 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance of Certain Och-Ziff Funds (Unaudited)

	2013
	January	February	March	1Q	April	May	June	2Q	July	August	September	3Q	YTD Sept.
Net Returns(1)
OZ Master Fund	2.37%	0.41%	1.18%	4.00%	1.78%	1.28%	-0.69%	2.37%	1.07%	0.07%	1.91%	3.07%	9.74%
OZ Europe Master Fund	3.41%	0.29%	0.14%	3.86%	-0.45%	1.51%	-0.01%	1.04%	1.67%	-0.45%	1.53%	2.76%	7.84%
OZ Asia Master Fund	3.64%	0.31%	1.56%	5.58%	4.68%	-0.93%	-0.90%	2.77%	-0.51%	0.31%	1.54%	1.34%	9.96%
S&P 500 Index(2)	5.18%	1.36%	3.75%	10.61%	1.93%	2.34%	-1.33%	2.92%	5.09%	-2.90%	3.14%	5.24%	19.79%
MSCI World Index(2)	5.40%	1.53%	2.73%	9.93%	2.86%	1.53%	-2.38%	1.94%	4.76%	-2.02%	3.77%	6.52%	19.37%

	2012
	January	February	March	April	May	June	July	August	September	October	November	December	FY2012
Net Returns(1)
OZ Master Fund	1.59%	1.64%	1.38%	0.40%	-0.44%	0.23%	0.78%	1.27%	1.43%	0.86%	0.54%	1.33%	11.56%
OZ Europe Master Fund	1.82%	1.99%	0.97%	-0.02%	-1.81%	0.43%	0.49%	0.75%	1.69%	0.91%	0.71%	0.36%	8.55%
OZ Asia Master Fund	2.64%	2.26%	0.91%	-0.74%	-2.22%	-0.50%	0.45%	0.37%	1.07%	-0.80%	1.05%	2.42%	7.01%
S&P 500 Index(2)	4.48%	4.32%	3.29%	-0.63%	-6.01%	4.12%	1.39%	2.25%	2.58%	-1.85%	0.58%	0.91%	16.00%
MSCI World Index(2)	4.36%	4.78%	1.82%	-1.46%	-6.67%	4.33%	1.37%	2.05%	2.19%	-0.43%	1.52%	1.97%	16.42%

Past performance is no indication or guarantee of future results.

(1)	Net return represents a composite of the average return of the feeder funds that comprise each of the master funds presented. Net return is presented on a total return basis, net of all fees and expenses (except incentive income on unrealized gains attributable to investments that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or otherwise should be held until the resolution of a special event or circumstance (“Special Investments”) that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and other income. Performance includes realized and unrealized gains and losses attributable to Special Investments and initial public offering investments that are not allocated to all investors in the feeder funds. Investors that were not allocated Special Investments and/or initial public offering investments may experience materially different returns.
(2)	This comparison shows the returns of the S&P 500 Index (SPTR) and the MSCI World Index (GDDLWI) (“Broader Market Indices”) against certain Och-Ziff funds (the “funds”). This comparison is intended solely for illustrative purposes to show a historical comparison of the funds to the broader equity markets, as represented by the Broader Market Indices, and should not be considered as an indication of how the funds will perform relative to the Broader Market Indices in the future. The Broader Market Indices are not performance benchmarks of the funds. The funds are not managed to correlate in any way with the returns or composition of the Broader Market Indices, which are unmanaged. It is not possible to invest in an unmanaged index. You should not assume that there is any material overlap between the securities in the funds and those that comprise the Broader Market Indices. The S&P 500 Index is an equity index whose value is calculated as the free-float weighted average of the share prices of the 500 large-cap companies listed on the NYSE and NASDAQ. The MSCI World Index is a free-float adjusted market capitalization weighted index that is designed to measure the equity market performance of developed markets. Returns of the Broader Market Indices have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends.

EXHIBIT 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

As of October 1, 2013

OZ Master Fund by Investment Strategy
Long/Short Equity Special Situations	55%
Structured Credit	22%
Corporate Credit	10%
Convertible and Derivative Arbitrage	8%
Private Investments	3%
Merger Arbitrage	2%
Cash	0%

Assets Under Management by Geography(2)
North America	65%
Europe	23%
Asia	12%

Investors by Type(1)
Pensions	32%
Fund-of-Funds	14%
Private Banks	14%
Corporate, Institutional and Other	13%
Foundations and Endowments	12%
Related Parties	8%
Family Offices and Individuals	7%

Investors by Geography(1)
North America	73%
Europe	16%
Asia and Other	11%

(1)	Presents the composition of the Company’s fund investor base across its funds excluding investors in its CLOs.
(2)	The North American exposure includes the United States, Canada, Central America and South America. The European exposure includes Africa and the Middle East. The Asian exposure includes Australia and New Zealand.